EXHIBIT 4.4


                                 THE KROLL INC.

                         2000 Employee Stock Option Plan

             (As Amended and Restated Effective August 19, 2003)

                                    ARTICLE 1

                                   OBJECTIVES

1.1 The objectives of this Stock Option Plan (the "Plan") are to enable Kroll Inc. ("Kroll") to retain and attract non-officer employees of outstanding ability and to stimulate their efforts toward Kroll's objectives.

                                   ARTICLE II

                                   DEFINITIONS

      2.1 For purposes of the Plan each of the following terms shall have the definition which is attributed to it, unless another definition is clearly indicated by a particular usage and context.

            A. "Board" means the Board of Directors of Kroll.

            B. "Code" means the Internal Revenue Code of 1986, as amended. Reference to any Section of the Code includes the provisions of that Section as it may be amended or replaced by any other section(s) of like intent and purpose and also includes any regulations or rulings promulgated thereunder.

            C. "Company" means Kroll and any subsidiary of Kroll, as the term "subsidiary" is defined in Section 424(f) of the Code.

            D. "Disability" means permanent and total disability as defined in
      Section 22(e)(3) of the Code.

            E. "Effective Date of Grant" means the date on which, or such later date as of which, the Board makes an award of an Option.

            F. "Eligible Employee" means any individual who performs services for the Company and is included on the regular payroll of the Company, other than an "officer" under the rules of the Nasdaq Stock Market (including, but not necessarily limited to any person who is subject to Section 16 of the Exchange Act with respect to Kroll and any person who, on the Effective Date of Grant, is a "covered person" within the meaning of Section 162(m) of the Code) and other than a person who receives retirement benefits, stipends, consulting fees, honorariums and the like.

            G. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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            H. "Fair Market Value" means the last sale price reported on the
      Nasdaq Stock Market, or on any stock exchange on which the Shares are traded, on a specified date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted. If the Shares are not then traded as described in the preceding sentence, then the average of the closing bid and asked prices on the specified date or last preceding day on which bid and asked prices were reported, or such other method as the Board may select, shall be used in determining Fair Market Value for a Share.

            I. "Mature Shares" means Shares which have been fully paid and held, of record or beneficially, by the holder of an Option for at least six months.

            J. "Option" means the right, subject to the terms of this Plan and to such other terms and conditions as the Board may establish, to purchase from Kroll a stated number of Shares at a specific price. All Options granted pursuant to this Plan shall be Options which are not qualified under Section 422 of the Code.

            K. "Option Price" means the purchase price per Share subject to an Option. The Option Price shall not be less than 100% of the Fair Market Value of a Share on the Effective Date of Grant.

            L. "Share" means one share of the Common Stock, $.01 par value, of Kroll.

                                   ARTICLE III

                                 ADMINISTRATION

      3.1 Administration. The Plan shall be administered by the Board. Subject to and consistent with the provisions of the Plan, the Board shall establish such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan, shall interpret the provisions of the Plan, shall decide all questions of fact arising in the application of Plan provisions and shall make such other determinations and take such actions in connection with the Plan and the Options granted hereunder as it deems necessary or advisable. At any time, or from time to time, the Board may appoint a committee of at least three directors (the "Committee") to administer, or to approve transactions pursuant to, the Plan. In the event a Committee is so appointed, it may carry out all of the functions of the Board with respect to the Plan, except for amendments to or suspension or termination of the Plan.

      3.2 Except as specifically limited by the provisions of the Plan, the Board shall have authority to:

            A. Determine which Eligible Employees shall be granted Options;

            B. Determine the number of Shares which may be subject to each
               Option;

            C. Determine the term and the Option Price of each Option;

            D. Determine the time or times when Options will be granted; and

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            E. Determine all other terms and conditions of each Option, including (but not limited to) the terms of any Option agreement. The Board may, in its discretion, determine as a condition of any Option that a stated percentage of Shares covered by such Option shall be exercisable in any one year or other stated period of time. The Board may also waive or amend the terms and conditions of, or accelerate the vesting of, an Option under circumstances selected by the Board.

      3.3 Any action, decision, interpretation or determination by the Board with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, terms or provisions of Options.

      3.4 No member of the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder and, to the extent not prohibited by applicable law, all members shall be indemnified by the Company for any liability and expenses which they may incur as a result of any claim or cause of action, or threatened claim or cause of action, arising in connection with the administration of this Plan or the grant of any Option hereunder.

                                   ARTICLE IV

                                 SHARES ISSUABLE

      4.1 Except as provided in Article X, the number of Shares which may be issued under the Plan shall not exceed 4,087,500 Shares. If any Option expires or terminates for any reason without being completely exercised, the Shares with respect to which such Option was not exercised may again be subject to other Options. Shares tendered as payment for the Option Price pursuant to Section 7.1 shall be available for issuance under the Plan. The Board may make such other determinations regarding the counting of Shares issued pursuant to the Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.

                                    ARTICLE V

                               GRANTING OF OPTIONS

      5.1 Subject to the terms and conditions of the Plan, the Board may, from time to time, grant one or more Options to any Eligible Employee on such terms and conditions as it shall determine.

      5.2 Subject to the terms and conditions of the Plan, each Option granted under the Plan shall be exercisable as follows: unless the applicable Option agreement otherwise provides, each Option shall become exercisable in three equal installments on each of the first, second and third anniversaries of the date of grant and each installment, once it becomes exercisable, shall remain exercisable until expiration, cancellation or termination of the award.

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                                   ARTICLE VI

                               EXERCISE OF OPTIONS

      6.1 Any person entitled to exercise an Option may do so in whole or in part by delivering to Kroll, attention: Stock Option Plan Administrator, at its principal office, a written notice of exercise. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by full payment of the Option Plan for the Shares being purchased.

                                   ARTICLE VII

                             PAYMENT OF OPTION PRICE

      7.1 Subject to such administrative requirements as the Board may impose, payment of the Option Price may be made, at the election of the holder of an Option, in cash or by the tender of Mature Shares or by a combination of the foregoing. If payment by the tender of Mature Shares is selected, the value of each Mature Share shall be deemed to be the Fair Market Value of a Share on the day the Mature Shares are tendered for payment, which shall be the date on which the Mature Shares, duly endorsed or accompanied by a stock power duly endorsed for transfer to Kroll, are received by Kroll. To the extent permitted by applicable law, an Option's exercise price also may be paid pursuant to a "cashless" exercise/sale procedure involving a simultaneous sale by a broker, in which case the exercise date shall be the trade date, provided that proceeds of such sale in full payment of the Option Price are received by Kroll on such date.

                                  ARTICLE VIII

                           TRANSFERABILITY OF OPTIONS

      8.1 During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is non-assignable and non-transferable and may be exercised only by such individual or that individual's legal representative or guardian, except that an Option may be transferred under such circumstances and in accordance with such terms and conditions as may be established by the Board. In the event of the death of an Eligible Employee to whom an Option has been granted, the Option shall be transferable pursuant to the holder's Will or by the laws of descent and distribution and may thereafter be exercised by the transferee(s) as provided in Article IX.

                                   ARTICLE IX

                             TERMINATION OF OPTIONS

      9.1 Unless earlier terminated pursuant to Article XII, an Option granted to an Eligible Employee will terminate as follows:

            A. During the period of the Eligible Employee's continuous employment with the Company, the Option will terminate upon the earliest of the date on which it has been fully exercised, it expires by its terms or it is terminated by the mutual agreement of the Company and the Eligible Employee.

            B. Upon termination of the Eligible Employee's employment with the Company for any reason any unexercisable Option shall immediately terminate. Except as provided in Section 9.1(C), any Option which is exercisable on the date of termination of employment will terminate upon the earliest of its full exercise, the expiration of the

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      Option by its terms or the end of the three-month period following the date of termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

            C. If an Eligible Employee to whom an Option was granted dies or becomes subject to a Disability while employed by the Company or within three months of termination of employment, for any reason, the Option may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Eligible Employee shall have been entitled to exercise it at the time of death or the commencement of Disability, by the Eligible Employee or the Eligible Employee's legal representative or guardian or by the representative(s) of the Eligible Employee's estate or the person(s) to whom the Option may have been transferred by Will or by the laws of descent and distribution.

      9.2 The provisions of Sections 9.1 above shall apply irrespective of whether an Option has been transferred to a person or entity other than the Eligible Employee to whom the Option was granted.

      9.3 The Board, at its discretion, may extend the periods for Option exercise set forth in this Article IX.

                                    ARTICLE X

                     ADJUSTMENTS TO SHARES AND OPTION PRICE

      10.1 The Board shall make appropriate adjustments in the number of Shares available for issuance under the Plan, the number of Shares subject to outstanding Options and the Option Price of optioned Shares in order to give effect to changes in the Shares as a result of any merger, consolidation, reorganization, recapitalization, reclassification, combination, stock dividend, stock split, or other similar event. The determination as to the method and extent of such adjustments shall be within the sole discretion of the Board.

                                   ARTICLE XI

                        AMENDMENT OR TERMINATION OF PLAN

      11.1 Subject to any then-applicable shareholder approval requirements, the Board may at any time amend, suspend or terminate the Plan; provided, however, that no amendment to the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

                                   ARTICLE XII

                                 CERTAIN EVENTS

      12.1 In the event of the execution of an agreement of reorganization, merger or consolidation of Kroll with one or more unrelated corporations as a result of which Kroll is not to be the surviving corporation (whether or not Kroll shall be dissolved or liquidated) or the

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execution of an agreement of sale or transfer of all or substantially all of the assets of Kroll to one or more unrelated corporations, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

      12.2 In the event Kroll shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (a "successor corporation"), such successor cooperation may obligate itself to continue this Plan and to assume all obligations under the Plan. In the event that such successor corporation does not obligate itself to continue this Plan as above provided, the Plan shall terminate effective upon such consolidation, merger or transfer, and any Option previously granted hereunder shall terminate. If practical, Kroll shall give each holder of an Option twenty (20) days prior notice of any possible transaction which might terminate this Plan and the Options previously granted hereunder.

      12.3 The grant of Options under the Plan shall in no way affect the right of Kroll to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                  ARTICLE XIII

                                 EFFECTIVE DATE

      13.1 This Plan became effective on May 12, 2000. No Option shall be granted pursuant to this Plan subsequent to May 11, 2010 or subsequent to any earlier date as of which this Plan is terminated.

                                   ARTICLE XIV

                                  MISCELLANEOUS

      14.1 Nothing contained in this Plan shall constitute the granting of an Option. Each Option shall be represented by a written Option agreement executed by both the Eligible Employee and Kroll.

      14.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option. No person holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of Kroll with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Option may be transferred, and no Option shall be exercisable or Shares issued and delivered upon exercise of an Option, unless and until Kroll has complied with any and all applicable federal and state securities laws, listing requirements or any market or national securities exchange on which Kroll's Shares may then be traded and other requirements of law. Any certificate representing Shares acquired upon exercise of an Option may bear such legends as the Company deems advisable to assure compliance with all applicable laws and regulations.

      14.3 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any person any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate a person's employment with the Company at any

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time. So long as a holder of an Option shall continue to be an employee of the
Company, the Option shall not be affected by any change of the employee's duties or position.

      14.4 This Plan shall be construed and administered in accordance with and governed by the laws of the State of Delaware.